NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING DIRECTORS AND NOMINEES
BOARD OF DIRECTORS AND BOARD COMMITTEES
AUDIT COMMITTEE REPORT
DIRECTORS’ COMPENSATION
SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE
PENSION BENEFITS
AGREEMENTS AND TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT
GENERAL INFORMATION
OTHER BUSINESS
SHAREHOLDER PROPOSALS

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

CLEVELAND-CLIFFS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 25, 2002

To the Shareholders of

  CLEVELAND-CLIFFS INC

      The Annual Meeting of Shareholders of Cleveland-Cliffs Inc will be held at The Forum Conference Center, located in One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114 on Tuesday, May 14, 2002 at 11:30 A.M. (Cleveland time).

      At the meeting, shareholders will act upon the election of Directors and a proposal to ratify the appointment of Ernst & Young LLP as independent auditors. An explanation of each of these matters is contained in the attached Proxy Statement.

      The Board of Directors and management believe that the proposed actions are in the best interests of your Company. Whether or not you expect to be present at the Annual Meeting, we urge you to exercise your voting rights by signing and dating the enclosed proxy card and returning it in the accompanying envelope to ensure that your shares will be represented. In addition, record shareholders have the opportunity to appoint proxy holders to vote their shares through the Internet or via toll-free telephone if they wish. Instructions for appointing proxies through the Internet or by telephone are contained on your proxy card. Whichever of these methods you chose, the named proxies will vote your shares in accordance with your instructions. Please note that failure to vote surrenders voting power to those who exercise their voting right. If you attend the meeting, you will be entitled to vote in person.

      We look forward to meeting with you at the Annual Meeting.

Sincerely,

/s/ John S. Brinzo
JOHN S. BRINZO
Chairman and Chief Executive Officer

It is important that your shares be represented at the meeting. Whether or not you intend to be present, please sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope, which requires no postage if mailed in the United States, or appoint your proxies through the Internet or by telephone as directed on your proxy card.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 25, 2002

Dear Shareholder:

      The Annual Meeting of Shareholders of Cleveland-Cliffs Inc, an Ohio corporation (“Company”), will be held at The Forum Conference Center, located in One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114 on Tuesday, May 14, 2002 at 11:30 A.M. (Cleveland time) for the purpose of considering and acting upon:

1.	A proposal to elect 9 Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected;

2.	A proposal to ratify the appointment of Ernst & Young LLP as the firm of independent auditors to examine the financial statements of the Company and its consolidated affiliates for the year 2002; and

3.	Such other matters as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

      Shareholders of record at the close of business on March 18, 2002, are entitled to notice of and to vote at such meeting and any adjournment or adjournments thereof.

Very truly yours,

/s/ John E. Lenhard
JOHN E. LENHARD
Secretary and Corporate Counsel

It is important that your shares be represented at the meeting. Whether or not you intend to be present, please sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope, which requires no postage if mailed in the United States, or appoint your proxies through the Internet or by telephone as directed on your proxy card.

PROXY STATEMENT

March 25, 2002

SOLICITATION, USE AND REVOCATION OF PROXIES

      The accompanying proxy is solicited by the Board of Directors of Cleveland-Cliffs Inc, an Ohio corporation (“Company”), for use at the Annual Meeting of Shareholders to be held on May 14, 2002, and any adjournment or adjournments thereof (“Meeting”). Any proxy may be revoked by a later proxy, by notice to the Company in writing or in open meeting, without affecting any vote previously taken.

OUTSTANDING SHARES AND VOTING RIGHTS

      As of March 18, 2002, the record date for the determination of persons entitled to vote at the Meeting, there were 10,180,849 of the Company’s Common Shares, par value $1.00 per share (“Common Shares”), outstanding. Each Common Share is entitled to one vote. This Proxy Statement and accompanying proxy card are being first mailed or otherwise distributed to shareholders on or about March 25, 2002.

ELECTION OF DIRECTORS

(Proposal No. 1)

      It is intended that proxies received will be voted, unless contrary instructions are given, to elect the 9 nominees named in the following table to serve until the next Annual Meeting of Shareholders and until their successors shall be elected.

      Should any nominee decline or be unable to accept such nomination to serve as Director, an event which the Company does not currently anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number or for substitute nominees designated by the Directors, to the extent consistent with the Company’s Regulations.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

      Based upon information received from the respective Directors and nominees as of March 18, 2002, the following information is furnished with respect to each person nominated for election as a Director.

Name, Age and Principal Occupation and	First Became
Employment During Past Five Years	Director

JOHN S. BRINZO, 60, Chairman and Chief Executive Officer of the Company since January 1, 2000. Mr. Brinzo served as President and Chief Executive Officer of the Company from November 10, 1997 through December 31, 1999; as the Company’s Executive Vice President-Finance and Planning from July 1, 1997 through November 9, 1997 and as Executive Vice President-Finance and Chief Financial Officer since before 1997.	1997

RONALD C. CAMBRE, 63, Former Chairman of the Board from January, 1995 through December, 2001 of Newmont Mining Corporation, an international mining company. Mr. Cambre served as Chief Executive Officer from November, 1993 to January, 2001 and as President from June, 1994 to July, 1999 of Newmont Mining Corporation. Mr. Cambre was previously with Freeport-McMoRan, a natural resources company, as Vice President and Senior Technical Advisor to the Office of the Chairman. Mr. Cambre is a Director of Newmont Mining Corporation, W.R. Grace & Co. and McDermott International, Inc.	1996

RANKO CUCUZ, 58, Former Chairman of the Board from July, 1996 through October, 2001 and Chief Executive Officer from October, 1992 through August, 2001 of Hayes Lemmerz International, Inc., an international supplier of wheels to the auto industry. Hayes Lemmerz International filed for bankruptcy in December, 2001. Mr. Cucuz is a Director of Hayes Lemmerz International, Inc. and Lincoln Electric Holdings, Inc.	1999

DAVID H. GUNNING, 59, Vice Chairman of the Company since April, 2001. Mr. Gunning engaged in consulting and private investing from December, 1997 until joining the Company and from July to December, 1997 was President of Parkwood Corporation, a privately owned investment management company. Prior to March, 1997 he served as Chairman, President and Chief Executive Officer of Capitol American Financial Corporation, an insurance holding company. Mr. Gunning is a Director of Development Alternatives, Inc., Lincoln Electric Holdings, Inc. and Southwest Gas Corporation.	2001

JAMES D. IRELAND III, 52, Managing Director since January, 1993 of Capital One Partners, Inc., a private merchant banking firm, which through an affiliate, serves as the General Partner of Early Stage Partners LLC, a venture capital investment partnership. Mr. Ireland was Chairman of the Board from 1996 until March, 1998 of Sun Coast Industries, Inc., a plastics producer.	1986

FRANCIS R. McALLISTER, 59, Chairman and Chief Executive Officer since February 12, 2001 of Stillwater Mining Company, a palladium and platinum producer. From January, 2000 through January, 2001, Mr. McAllister privately pursued ventures in the mining and metals industry. From April, 1999 through December, 1999, Mr. McAllister served as Chairman and Chief Executive Officer of ASARCO Incorporated, an international nonferrous metals mining company. He also served as President and Chief Operating Officer from January, 1998 through April, 1999 and as Executive Vice President-Copper Operations from May, 1993 to January, 1998 of ASARCO Incorporated. Mr. McAllister is a Director of Stillwater Mining Company.
1996

Name, Age and Principal Occupation and	First Became
Employment During Past Five Years	Director

JOHN C. MORLEY, 70, Former Chairman of the Board of the Company from November 10, 1997 to December 31, 1999. Mr. Morley is President since August, 1995 of Evergreen Ventures, LLC, a family office. Mr. Morley is also retired as President and Chief Executive Officer and Director since before 1997 of Reliance Electric Company, a manufacturer of electrical, mechanical power transmission and telecommunications products and systems. Mr. Morley is a Director of Ferro Corporation and The Lamson & Sessions Co.	1995

STEPHEN B. ORESMAN, 69, President since January, 1991 of Saltash, Ltd., management consultants. Mr. Oresman was with Booz•Allen & Hamilton, Inc., management consultants, for 19 years where he was Senior Vice President and Chairman of Booz•Allen & Hamilton International, and previously held manufacturing positions at Bausch & Lomb and Acme Steel. Mr. Oresman is a Director of Technology Solutions Company and iStar Financial Inc.	1991

ALAN SCHWARTZ, 62, Professor of Law at the Yale Law School and Professor at the Yale School of Management since 1987. Mr. Schwartz was a Professor of Law and Social Science at the California Institute of Technology from 1979 through July, 1987. Mr. Schwartz is a Director of Rohn Industries, Inc.	1991

      In accordance with the Company’s retirement policy, Dr. Leslie L. Kanuk, currently a Director of the Company, is not standing for re-election.

      The Directors recommend a vote FOR each of the nominees listed above.

BOARD OF DIRECTORS AND BOARD COMMITTEES

      The members of the Board of Directors have diversified professional experience in general management, mining, finance, law, education, and other fields. There is no family relationship among any of the nominees and executive officers of the Company. Seven of the nine nominees have no present or former employment relationship with the Company. All nominees are independent Directors, except Mr. Brinzo and Mr. Gunning. The average age of the nominees is 61, ranging from 52 to 70. The average service of the nominees is 7 years, ranging from less than one year to 16 years.

      The Company’s governance process is based on formal guidelines. During 2001, nine meetings of the Board of Directors were held and twenty-three meetings of all Board committees were held. Directors also discharge their responsibilities by review of Company reports to Directors, visits to Company facilities, correspondence with the Chairman and Chief Executive Officer, and telephone conferences with the Chairman and Chief Executive Officer and Directors regarding matters of interest and concern to the Company. The Directors have Executive, Audit, Board Affairs, Compensation and Organization, Finance, Strategic Advisory, and Long Range Planning Committees. All committees regularly report their activities, actions, and recommendations to the Board. Seven Directors attended 100 percent of the aggregate total of meetings of the Board of Directors and the Board Committees of which they were a member during 2001, one Director attended 95 percent of such meetings and two Directors attended at least 90 percent of such meetings.

      The Executive Committee consists of Messrs. Brinzo (chairman), Cambre, Cucuz, Ireland, McAllister and Morley. This Committee normally meets only when action is required before a regular Board meeting. It is empowered to act for the full Board of Directors on all matters, except it has no authority to fill vacancies among Directors or in any Committee of Directors, change officers of the Company, or declare dividends. Its members presently include the chairmen of the other standing committees. The Committee held no meetings during 2001.

      The Audit Committee, consisting of Messrs. Cucuz (chairman), Ireland, Oresman and Schwartz, reviews with the Company’s management, the internal auditors and the independent auditors, the Company’s policies and procedures with respect to internal control; reviews significant accounting matters; reviews quarterly unaudited financial information prior to public release; approves the audited financial statements prior to public distribution; reviews any significant changes in the Company’s accounting principles or financial reporting practices; reviews independent auditor services; has the authority and responsibility to evaluate independent auditors; discusses with the auditors their independence and considers the compatibility of non-audit services with such independence; annually reviews and recommends to the Board of Directors the selection of the Company’s independent auditors to examine the Company’s financial statements; and approves management’s appointment, termination, or replacement of the Chief Internal Auditor. Pursuant to the rules of the Securities and Exchange Commission, the members of the Company’s Audit Committee are independent, as that term is defined in the listing standards of the New York Stock Exchange. The Committee held five meetings during 2001.

      The Board Affairs Committee, consisting of Messrs. Ireland (chairman), Cambre, Cucuz and Morley and Dr. Kanuk, administers the Company’s compensation plans for Directors; monitors the Board governance process and provides counsel to the Chairman and Chief Executive Officer on Board governance and other matters; recommends changes in membership and responsibility of Board committees; and acts as the Board’s Nominating Committee and Proxy Committee in the election of Directors. Shareholders wishing to nominate director candidates for consideration by the Committee can do so by writing to the Secretary of the Company, giving the candidate’s name, appropriate biographical data and qualifications. The Committee held three meetings during 2001.

      The Compensation and Organization Committee, consisting of Messrs. Cambre (chairman), Ireland, McAllister and Oresman, recommends to the Board of Directors the officers and compensation of officers; administers the Company’s compensation plans for officers; reviews organization and management development; evaluates the performance of the Chief Executive Officer; and obtains the advice of outside experts with regard to compensation matters. The Committee held seven meetings during 2001.

      The Finance Committee, consisting of Messrs. McAllister (chairman), Morley and Schwartz, and Dr. Kanuk, reviews the Company’s financial condition, financial policies, investment plans and benefit funds management. The Committee recommends dividend and other actions to the Board of Directors. The Committee held five meetings during 2001.

      The Strategic Advisory Committee, consisting of Messrs. Morley (chairman), Brinzo, Cambre, Gunning, Ireland, McAllister and Oresman, reviews corporate strategy and related issues. The Committee held one meeting during 2001.

      The Long Range Planning Committee, consisting of the full Board of Directors with Mr. Brinzo serving as chairman, facilitates informed decisions by the Board through review of business plans and special topics of interest. The Committee held two meetings during 2001.

AUDIT COMMITTEE REPORT

      The Audit Committee of Cleveland-Cliffs Inc Board of Directors (“Committee”) is composed of four independent directors and operates under a written charter adopted by the Board of Directors and reviewed and reassessed for adequacy annually by the Audit Committee. The members of the Committee are Ranko Cucuz (Chairman), James D. Ireland III, Stephen B. Oresman, and Alan Schwartz, all of whom are independent of the Company in accordance with the listing standards of the New York Stock Exchange, and meet the financial literacy and accounting or financial management expertise necessary to effectively discharge their responsibilities. The Committee recommends to the Board of Directors, subject to stockholders ratification, the selection of the Company’s independent auditors.

      Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these financial reporting processes on behalf of the Board of Directors.

      In this context, the Committee met five times in 2001 and held discussions with management and the independent auditors. The Committee has regularly met, in executive session, with the independent auditors. The Committee has also met, in executive session, with the Company’s internal auditor. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements and critical accounting policies with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees), and any other matters required to be discussed under generally accepted auditing standards.

      The Company’s independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence, including consideration of the compatibility of non-audit services with the auditors’ independence.

      Based on the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

R. Cucuz, Chairman
J. D. Ireland III
S. B. Oresman
A. Schwartz

DIRECTORS’ COMPENSATION

      During 2001, Directors who are not employees of the Company received an annual retainer of $25,000 and a fee of $1,000 for each Board of Directors meeting and each Board committee meeting attended. The committee chairmen, except Mr. Brinzo, each received an annual retainer of $2,500. Employee Directors receive no compensation for their service as a Director.

      The Board of Directors has a Nonemployee Directors’ Compensation Plan, which provides for a one-time award of 2,000 shares of Restricted Stock to new non-employee Directors and also provides that all Directors must take 40% of their retainer in Common Shares and may elect to take up to 100% of their retainer and other fees in Common Shares. In addition, the Plan gives non-employee Directors the opportunity to defer all or a portion of their annual retainer and other fees, whether payable in cash or Common Shares.

      Directors who joined the Board before January 1, 1999 also participate in either the Retirement Plan for Non-Employee Directors adopted in 1984 (“1984 Plan”) or the Non-employee Directors Supplemental Compensation Plan established in 1995 (“1995 Plan”). The 1984 Plan provides that a non-employee Director elected before July 1, 1995, with at least five years of service, receives during his or her lifetime after retirement an amount equal to the annual retainer then paid to non-employee Directors. Under the 1995 Plan, a non-employee Director elected on or after July 1, 1995, with at least five years of service, receives after retirement a quarterly amount equal to fifty percent of the stated quarterly retainer in effect at the time of retirement for the period equal to the Director’s service. Under either Plan, in the event of a “change of control” causing the Director’s retirement, he or she receives the retirement payment prorated for any service less than five years. Directors who join the Board on or after January 1, 1999 are not eligible to participate in either Plan.

      The Company has trust agreements with KeyBank National Association relating to the Nonemployee Directors’ Compensation Plan, the Retirement Plan for Non-Employee Directors and the Nonemployee Directors’ Supplemental Compensation Plan, in order to establish arrangements for the funding and payment of the Company’s obligations to beneficiaries under such Plans.

SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

      The following table sets forth the amount and percent of Common Shares which, as of March 18, 2002 (except as otherwise indicated), are deemed under the rules of the Securities and Exchange Commission (“SEC”) to be “beneficially owned” by each Director (excluding the Chairman and Chief Executive Officer), by each nominee for Director, by the Company’s five most highly compensated executive officers, by such persons and the other executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding Common Shares.

	Amount and Nature of “Beneficial Ownership”(1)

Directors and Nominees		Investment Power			Voting Power
(excluding Director, Chairman and	Beneficial							Percent of
Chief Executive Officer J.S. Brinzo)	Ownership(2)	Sole	Shared		Sole	Shared		Class(3)

Ronald C. Cambre	5,943	5,943	-0-		5,943	-0-		—
Ranko Cucuz	3,337	3,337	-0-		3,337	-0-		—
David H. Gunning	9,400	9,400	-0-		9,400	-0-		—
James D. Ireland III	273,765	7,123	266,642	(4)	7,123	266,642	(4)	2.69%
Leslie L. Kanuk	4,473	4,473	-0-		4,473	-0-		—
Francis R. McAllister	10,704	10,704	-0-		10,704	-0-		—
John C. Morley	21,371	21,371	-0-		21,371	-0-		—
Stephen B. Oresman	4,473	4,473	-0-		4,473	-0-		—
Alan Schwartz	2,973	2,973	-0-		2,973	-0-		—

	Amount and Nature of “Beneficial Ownership”(1)

		Investment Power		Voting Power
	Beneficial					Percent of
Named Executive Officers	Ownership(2)	Sole	Shared	Sole	Shared	Class(3)

John S. Brinzo	63,813	63,813	-0-	63,813	-0-	—
Thomas J. O’Neil	24,627	24,627	-0-	24,627	-0-	—
William R. Calfee	24,115	24,115	-0-	24,115	-0-	—
Edward C. Dowling	7,388	7,388	-0-	7,388	-0-	—
Cynthia B. Bezik	19,833	19,833	-0-	19,833	-0-	—
All Directors and Executive Officers as a Group (15 Persons)	490,406	223,764	266,642	223,764	266,642	4.82%

	Amount and Nature of “Beneficial Ownership”(1)

		Investment Power		Voting Power
	Beneficial					Percent of
Other Persons	Ownership(2)	Sole	Shared	Sole	Shared	Class

Artisan Partners Limited Partnership (5) 1000 North Water Street, #1770 Milwaukee, WI 53202	801,415	-0-	801,415	-0-	801,415	7.90%
Dimensional Fund Advisors Inc. (6) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	748,536	748,536	-0-	748,536	-0-	7.37%
T. Rowe Price Associates, Inc. (7) 100 E. Pratt Street Baltimore, MD 21202	679,900	679,900	-0-	173,600	-0-	6.70%
Mellon Financial Corporation (8) One Mellon Center Pittsburgh, PA 15258	606,137	606,137	-0-	560,632	-0-	5.97%

(1)	Under the rules of the SEC, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon information supplied by the Directors, nominees and executive officers of the Company and filings made with the SEC or furnished to the Company by any shareholder.

(2)	Included in the shares shown are Common Shares subject to options granted by the Company which entitle the holder to acquire said shares within 60 days from March 18, 2002. Each of the Directors (excluding Mr. Brinzo) has such options as follows: Mr. Cambre, 500; Mr. Cucuz, -0-; Mr. Gunning, -0-; Mr. Ireland, 2,500; Dr. Kanuk, 2,500; Mr. McAllister, 500; Mr. Morley, -0-; Mr. Oresman, 2,500 and Mr. Schwartz, 1,000; and the Directors as a group have such options with respect to 9,500 shares. The named executive officers have no such options.

(3)	Less than 1%, except as otherwise indicated.

(4)	Of the 273,765 shares deemed under the rules of the SEC to be beneficially owned by Mr. Ireland, he is a beneficial holder of 7,123 shares. The remaining 266,642 shares are held in trusts, substantially for the benefit of a charitable foundation, as to which Mr. Ireland is a co-trustee with shared voting and investment powers. Of such shares in trusts, Mr. Ireland has an interest in the income or corpus with respect to 18,474 shares.

(5)	The information shown above was taken from the Schedule 13G, dated February 13, 2002 as filed by Artisan Partners Limited Partnership (Artisan Partners), Artisan Investment Corporation, the general partner of Artisan Partners (Artisan Corp.), and the principal stockholders of Artisan Corp., Mr. Andrew A. Ziegler and Ms. Carlene Murphy Ziegler.

(6)	The information shown above was taken from the Schedule 13G, dated January 30, 2002, as filed by Dimensional Fund Advisors Inc. with the SEC.

(7)	The information shown above was taken from the Schedule 13G, dated February 14, 2002 as filed by T. Rowe Price Associates, Inc. (Price Associates) with the SEC. Price Associates has advised the Company (i) that these securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities and (ii) that for purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)	The information shown above was taken from the Schedule 13G, dated January 17, 2002 as filed by Mellon Financial Corporation, with the SEC.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation earned by the Company’s five most highly compensated executive officers (“named executive officers”) with respect to the years shown for services rendered to the Company and its subsidiaries.

Summary Compensation Table

		Annual Compensation

Name and		Salary	Bonus(1)
Principal Position	Year	($)	($)

John S. Brinzo	2001	500,000	131,580
Chairman and	2000	490,416	100,000
Chief Executive Officer	1999	421,000	-0-

Thomas J. O’Neil	2001	334,000	42,160
President and Chief	2000	328,167	55,100
Operating Officer	1999	263,417	55,000

William R. Calfee	2001	282,000	42,160
Executive Vice	2000	278,250	45,000
President-Commercial	1999	268,625	-0-

Edward C. Dowling, Jr.	2001	244,500	47,430
Senior Vice President-	2000	226,667	65,000
Operations	1999	190,833	40,000

Cynthia B. Bezik	2001	242,917	36,890
Senior Vice President-	2000	220,417	45,000
Finance	1999	191,667	30,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Long Term Compensation

		Awards
	Annual Compensation
		Restricted	Securities
	Other Annual	Stock	Underlying	LTIP	All Other
Name and	Compensation(2)	Awards(3)	Options	Payouts(4)	Compensation(5)
Principal Position	($)	($)	(#)	($)	($)

John S. Brinzo	-0-	72,281	-0-	-0-	14,154
Chairman and	253	92,344	-0-	83,349	70,105
Chief Executive Officer	-0-	-0-	80,000	123,485	17,250

Thomas J. O’Neil	3,427	42,164	-0-	-0-	13,694
President and Chief	275	46,788	-0-	41,674	13,455
Operating Officer	-0-	-0-	40,000	123,485	10,795

William R. Calfee	978	24,094	-0-	-0-	11,562
Executive Vice	73	33,244	-0-	41,674	33,908
President-Commercial	-0-	-0-	40,000	123,485	11,008

Edward C. Dowling, Jr.	-0-	24,094	-0-	-0-	10,025
Senior Vice President-	-0-	22,163	-0-	20,847	9,294
Operations	-0-	-0-	20,000	-0-	7,824

Cynthia B. Bezik	31	24,094	-0-	-0-	9,960
Senior Vice President-	325	22,163	-0-	16,670	66,525
Finance	-0-	-0-	30,000	33,257	7,858

      David H. Gunning joined the Company on April 16, 2001 as Vice Chairman, responsible for the Company’s strategic planning. Upon joining the Company, Mr. Gunning received 9,400 shares of Restricted Stock and was granted 25,000 stock options at a price of $17.88 per share. In addition, he is to receive options for 25,000 shares on each of the first and second anniversaries of the date of his employment. For the year 2001 his earned salary was $212,500 and the value of his bonus award (paid in Common Shares) was $52,700. Mr. Gunning was elected a Director of the Company on July 10, 2001.

(1)	Bonuses earned during 2001 were paid on February 8, 2002 in Common Shares and the Company’s closing stock price on that date of $17.00 per share was used to determine the value of the bonus awards as shown in the table above.

(2)	The executive officers are reimbursed for business club membership expenses and other business perquisites, in amounts that are less than the reporting thresholds established by the Securities and Exchange Commission. Amounts shown for the years 2001 and 2000 reflect above-market earnings on deferred compensation payable and deferred during the respective year.

(3)	On January 22, 2001, the Company awarded to Messrs. Brinzo, O’Neill, Calfee, Dowing and Ms. Bezik, 4,500, 2,600, 1,500, 1,500 and 1,500 Retention Units, respectively. A Retention Unit is a bookkeeping entry that records a unit equivalent to one Common Share and is paid-out only in cash based on the value of a Common Share at the end of the three-year retention period. The value shown represents the value of the Retention Units based on the closing price of the Company’s Common Stock on the date of award. Amounts shown for 2000 represent the value of Retention Units awarded on May 8, 2000. The aggregate number of shares of Restricted Stock and of Retention Units held by Messrs. Brinzo, O’Neil, Calfee, Dowling and Ms. Bezik as of December 31, 2001 was 8,250, 6,900, 8,323, 5,900 and 2,400, respectively, the aggregate value of which as of December 31, 2001 was $150,975, $126,270, $152,311, $107,970 and $43,920, respectively. Dividends are payable on the shares of Restricted Stock reported in this column at the same rate as dividends on the Company’s other Common Shares. Dividends are not payable on Retention Units.

(4)	Under the Company’s Long-Term Incentive Program, the Compensation and Organization Committee determined that there would be zero payout of performance shares granted for the 1999-2001 performance period because threshold performance targets were not met.

(5)	Amounts indicated for 2001 include (i) cash contributed by the Company under the Company’s Salaried Employees Supplemental Retirement Savings Plan as follows: $13,606, $12,890, $6,942, $10,025 and $9,960 on behalf of Messrs. Brinzo, O’Neil, Calfee, Dowling and Ms. Bezik, respectively; and (ii) cash contributed by the Company under the Company’s Voluntary Non-Qualified Deferred Compensation Plan as follows: $548, $804, $4,620, $-0- and $-0- on behalf of Messrs. Brinzo, O’Neil, Calfee, Dowling and Ms. Bezik, respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information about stock options exercised during the last fiscal year by the named executive officers, and the number of Common Shares covered by unexercised options and the aggregate value of options held at the end of such fiscal year.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		“In-the-Money” Options
	Acquired	Value	Options at FY-End (#)		at FY-End ($)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John S. Brinzo	-0-	-0-	-0-	80,000	$-0-	-0-
Thomas J. O’Neil	-0-	-0-	-0-	40,000	-0-	-0-
William R. Calfee	-0-	-0-	-0-	40,000	-0-	-0-
Edward C. Dowling, Jr.	-0-	-0-	-0-	20,000	-0-	-0-
Cynthia B. Bezik	-0-	-0-	-0-	30,000	-0-	-0-

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

      The following table sets forth information relating to the long-term incentive awards that were made on January 22, 2001 under the 1992 Incentive Equity Plan for the named executive officers.

			Estimated Future Payouts
	Number of	Performance	Under Non-Stock Price-Based Plans(1)
	Shares, Units	or Other	(Number of Shares)
	or Other	Period Until
Name	Rights	Maturation or Payout	Threshold	Target	Maximum

John S. Brinzo	25,500	1/1/01-12/31/03	6,375	25,500	38,250
Thomas J. O’Neil	14,900	1/1/01-12/31/03	3,725	14,900	22,350
William R. Calfee	8,500	1/1/01-12/31/03	2,125	8,500	12,750
Edward C. Dowling, Jr.	8,500	1/1/01-12/31/03	2,125	8,500	12,750
Cynthia B. Bezik	8,500	1/1/01-12/31/03	2,125	8,500	12,750

(1) Estimated payout if certain performance levels are achieved.

     The above table presents information about performance shares granted during the year pursuant to the 1992 Incentive Equity Plan. Each performance share, if earned, entitles the holder to receive Common Shares in accordance with the above table, depending on the degree of achievement of specified Company objectives. The first two objectives are relative total shareholder return (share price plus reinvested dividends) and return on net assets (based on earnings after taxes, increased by after-tax interest expense) over a three-year performance period. Relative total shareholder return is determined against a predetermined group of mining and metal companies. A participant earns 50% of the number of performance shares awarded if achievement of either of these objectives is attained at the target level. Maximum payout is 150% of the performance shares granted and represents the number of Common Shares that would be earned if an outstanding level of both of the objectives is achieved by the Company. Threshold payout is 25% of the performance shares granted and represents the number of Common Shares that would be earned if a minimum level of either of the objectives is achieved by the Company. Participants are also evaluated based on subjective performance relative to the Company’s strategic objectives, and awards can be adjusted up or down by 25% of the target opportunity in the discretion of the Compensation and Organization Committee based on this evaluation. Attainment of all three sets of objectives is measured on a separate basis. The number of Common Shares earned would be reduced to the extent necessary to prevent the value of the Common Shares paid to any participant from exceeding twice the market value of the Common Shares covered by the participant’s grant on the date it was granted. The Compensation and Organization Committee has the discretion to make distributions in cash in lieu of stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

      The Company’s compensation structure is designed to provide sufficient total compensation to attract and retain high-performing executive officers. It places a significant portion of compensation at risk with the performance of the Company, the organizational unit, and the individual, increasing the portion at risk with the responsibility level of the individual.

      Executive compensation consists of salary, annual bonus, long-term incentives, and other benefits. A broad group of industrial companies of comparable operations scope is used for competitive surveys. This survey group is broader than the S&P Iron and Steel Group Index and the S&P Metals Mining Group Index, which the Company has selected for the comparative stock price performance graph on page 14 because no meaningful iron ore peer group index is available.

Salaries

      The Company strives to maintain salary range midpoints at the 50th percentile of market survey data. Actual salaries reflect responsibility, performance, and experience. Salary increases are awarded periodically based on individual performance. In 2001, two named executive officers, excluding the Chief Executive Officer, received an average salary merit increase of 4.7 percent.

Annual Bonus

      The Company maintains a Management Performance Incentive Plan (“MPI Plan”) which provides an opportunity for executive officers and other management employees to earn an annual bonus in either cash or Common Shares.

      Under the MPI Plan, percentage target bonuses are established for each participant reflecting the participant’s responsibility level. Target bonuses for the executive officers range from 40 to 55 percent of the individual officer’s salary range midpoint. The funding structure for the bonus pool is based upon the Company’s performance as measured by pre-tax return on net assets for the year (“Pre-Tax Rona”). The levels of Pre-Tax Rona required under the bonus pool funding structure are calibrated each year based upon the current business environment. The funded bonus pool for officers, including the named executive officers, can be zero and cannot exceed 300 percent of the officers’ aggregate target bonuses. If funded, 75 percent of the MPI Plan bonus pool is distributed to all participants according to each participant’s respective target bonus and the remaining 25 percent of the funded bonus pool is distributed based on individual performance of the participant as determined by the Chief Executive Officer and the Committee.

      When financial performance is above threshold and upon approval of the Committee, an additional bonus pool of 10 percent of target bonuses may be set aside for distribution at the discretion of the Chief Executive Officer. When used, discretionary awards will reward participants whose contributions to achievement of strategic objectives exceeded expectations.

      The MPI Plan also provides for the addition of a discretionary bonus pool designed to allow for rewards even if financial performance is below the threshold established for the regular pool. The special discretionary pool may be funded in an aggregate amount up to 35 percent of the target bonuses for all officers and up to 50 percent for other participants.

      In exercising their discretion on MPI Plan awards, the Committee makes a composite judgment in determining the awards, taking into account unit and individual performance for the year in relation to past results, the current year objectives, and the competitive and economic environment. The Company’s financial results are a key determinant, but other accomplishments or disappointments may also receive substantial consideration in any year. The Committee also considers the recommendations of the Chief Executive Officer in regard to all participants except himself. All such matters are evaluated collectively without assignment of weights.

      Since the Company’s Pre-Tax Rona in 2001 was below threshold, no MPI Plan bonus pool was generated. However, the Committee approved discretionary bonus awards, payable in the form of Common Shares, to recognize the achievements of the management team, despite the adverse business fundamentals in the North American iron and steel industry. Achievements include implementation of business strategy, realization of $50 million from purchase of LTV Steel Mining Company assets, resolution of technical difficulties at the Trinidad HBI facility, and enhancement and preservation of financial capability.

Long-Term Incentives

      The 1992 Incentive Equity Plan (“Incentive Equity Plan”) authorizes the Committee to award a variety of performance and other equity based incentives in its discretion.

      Under the Incentive Equity Plan, a long-term performance share program (“Performance Share Program”) was installed in 1994 to further align the interests of the executive officers and certain other management employees with the shareholders. The Performance Share Program provided the executive officers the opportunity to receive shares of Company stock (“Performance Shares”) or, at the Committee’s discretion, equivalent cash value, based on Company performance against specific financial objectives. Starting in 1994, grants of Performance Shares have been made annually to the executive officers based on responsibility level. Starting in 2000 the Committee replaced the Performance Share Program with a Long-Term Incentive Program (“LTI Program”), which combines awards of Performance Shares under the Incentive Equity Plan with cash-based retention awards.

      The cash-based retention awards, included in the LTI Program, assist the Company in retaining key executives. In 2001, the Committee awarded executive officers 15 percent of their target long-term incentive opportunity in the form of retention units (“Retention Units”), and the balance in the form of Performance Shares. Each Retention Unit represents the value of one share of the Company’s Common Stock, which is payable only in cash if the participant continues to be employed throughout the three-year retention period. Additional details about the 2001 grants of Retention Units to the named executive officers are presented in footnote (3) to the Summary Compensation Table on page 8.

      The Performance Shares awarded under the LTI Program will measure performance for the period 2001-2003 on the basis of two separate factors: relative total shareholder return and after-tax return on net assets (“After-Tax Rona”), which includes an adjustment to eliminate the effect of after-tax interest expense. The Committee determined to adopt After-Tax Rona as a performance measure for awards under the LTI Program because it reflects long-term value creation, including taxation, but excluding financing decisions. In selecting this measure of financial performance, the Committee sought to distinguish the long-term measure from Pre-Tax Rona, which is used for purposes of determining annual incentive pay under the MPI Plan because After-Tax Rona better reflects year-to-year operating performance, including management of debt obligations. Additional details about the 2001 awards of Performance Shares to the named executive officers are discussed under “Long-Term Incentive Plans – Awards In Last Fiscal Year” on page 9.

      A third set of performance measures applicable to Performance Shares awarded under the LTI Program affords executive officers the opportunity to earn up to an additional 25 percent of target Performance Share awards. These measures are based on a subjective evaluation by the Committee of performance relative to the Company’s strategic objectives, including specific business activities. If these objectives are not met, the Committee can also exercise its discretion to reduce awards earned under the first two performance measures by up to 25 percent of target performance. The percentage of Performance Shares earned overall can range from zero to 175 percent of the target number of shares.

      During March, 2002, the Committee determined the level of achievement for the Performance Shares granted for the three-year performance period ending December 31, 2001. The Committee confirmed that the Company did not achieve at least a minimum level of performance in respect to the Company’s objectives for value added and total shareholder return. As a result, the Committee determined that there would be zero payout of the Performance Shares granted in 1999.

Deferred Compensation

      Under the Company’s Voluntary Non-Qualified Deferred Compensation Plan (“VNQDC Plan”), officers and other senior management employees are permitted to defer, on a pre-tax basis, up to 50 percent of their base salary and all or a portion of their bonus under the MPI Plan, or their stock award or cash award which may be payable under the LTI Program. The VNQDC Plan also permits the exchange of cash bonus awards under the MPI Plan and deferred cash balances held in the VNQDC Plan for Company stock with a 25 percent Company match. Under the terms of the VNQDC Plan, any participant electing to take an early withdrawal from such plan is prohibited from participating in such plan for two years following the plan year in which such election is made. Due to voluntary withdrawals from the VNQDC Plan during 2001, only three executive officers are eligible to participate in such plan at this time.

Stock Options

      During 2001 the Company did not award any stock options to executive officers, except to Mr. Gunning upon his joining the Company in April, 2001.

2001 Executive Retention Program

      As previously described in the Committee’s report for the 2000 fiscal year, early in 2001 the Committee increased the incentives offered to certain officers and key managers to continue their employment with the Company. The Executive Retention Plan offered eight officers, including all of the named executive officers, and six other key managers the opportunity to earn up to a total of two times their salary if they remained employed by the Company through March 31, 2004. The first half of this total is payable to participants who remain on the payroll through March 31, 2003. The second half is payable to participants who continue for an additional year, through March 31, 2004, but is contingent on achievement of multiple performance factors individually tailored to the job requirements of each participant.

      The Committee also acted at that time to reduce the possibility that participants in the Company’s non-qualified Supplemental Retirement Benefit Plan (“Supplemental Plan”) might terminate employment with the Company in order to realize the benefits under the Supplemental Plan. Amounts equal to the present value of the accrued vested pension benefits payable under the Supplemental Plan as of December 31, 2000 were paid out in full in February, 2001 to all participants in a lump sum, and subsequent accrued benefits will continue to be paid out annually, or more frequently, as determined by the Committee. Amounts accrued during 2001, which also reflect a change in the mortality table used for computing actuarial equivalence, were paid out in a lump sum to all participants, including the named executive officers, in March, 2002.

Chief Executive Officer Compensation

      Mr. Brinzo received no salary increase in 2001, and therefore his salary remained at $500,000, 90.8 percent of his salary range midpoint of $550,500, with a target bonus of 55 percent of midpoint.

      The MPI Plan award to Mr. Brinzo for 2001 of $131,580 (43.4 percent of his target bonus) was paid in Common Shares out of the special discretionary bonus pool approved by the Committee for 2001, based on the same formula and factors as considered for other executive officers, as discussed under Annual Bonus on pages 10-11.

      Consistent with the other executive officers, Mr. Brinzo received no payout with respect to his 1999 grant of Performance Shares, due to the Company’s failure to meet the threshold level of its objectives for the three-year performance period ending December 31, 2001. Mr. Brinzo was granted 25,500 Performance Shares and 4,500 Retention Units in 2001 under the LTI Program, for the performance period 2001 – 2003, which will be earned under the same criteria as Performance Shares and Retention Units granted to all other executive officers in 2001 as discussed under Long-Term Incentives on page 11.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code limits the deductibility of certain executive compensation in excess of $1 million. The Company has not had such non-deductible payments in the past except during 2001 resulting from the distribution from the Supplemental Plan as mentioned above and voluntary withdrawals from the VNQDC Plan. The Company does not expect to make non-deductible payments during 2002 except as may be the result of distributions from the Supplemental Plan and possible voluntary withdrawals from the VNQDC Plan. In future years, non-deductible payments could arise from such sources, from payments under the Executive Retention Plan and from LTI Program payouts. The Incentive Equity Plan does not comply with the shareholder approval requirements under Section 162 (m) of the Code. Consequently, all LTI Program payouts will be subject to the limitation on deductibility under Section 162 (m).

      The foregoing report has been furnished by the members of the Compensation and Organization Committee as set forth below:

R. C. Cambre, Chairman J. D. Ireland, III F. R. McAllister S. B. Oresman

SHAREHOLDER RETURN PERFORMANCE

      The following graph shows changes over the past five-year period in the value of $100 invested in: (1) Cliffs’ Common Shares; (2) S&P 500 Stock Index; (3) S&P Iron and Steel Group Index; and (4) S&P Metals Mining Group Index. The values of each investment are based on price change plus reinvestment of all dividends.

FIVE-YEAR CUMULATIVE TOTAL RETURNS

Value of $100 Invested at December 31, 1996

Value at December 31

Cliffs’ Common	100	104	95	77	56	49
S&P 500	100	133	171	208	189	166
S&P Iron and Steel	100	101	88	96	61	78
S&P Metals Mining	100	67	48	92	64	56

PENSION BENEFITS

      The following table shows the approximate maximum annual pension benefit under the Company’s qualified pension plans, together with the Supplemental Plan described below, which would be payable to employees in various compensation classifications at age 65 with representative years of service. The amounts listed in the table are computed on an automatic joint and survivorship annuity basis and are subject to an offset of 50% of Social Security benefits through December 31, 2002 and the equivalent offset thereafter.

Average Annual
Compensation of 60	Annual Benefits for
Highest Consecutive	Years of Service Indicated
Months in Last 120
Months Preceding Retirement	15 yrs.	20 yrs.	25 yrs.	30 yrs.	35 yrs.	40 yrs.

$100,000	$24,750	$33,000	$41,250	$49,500	$57,750	$66,000
$150,000	37,125	49,500	61,875	74,250	86,625	99,000
$200,000	49,500	66,000	82,500	99,000	115,500	132,000
$250,000	61,875	82,500	103,125	123,750	144,375	165,000
$300,000	74,250	99,000	123,750	148,500	173,250	198,000
$350,000	86,625	115,500	144,375	173,250	202,125	231,000
$400,000	99,000	132,000	165,000	198,000	231,000	264,000
$450,000	111,375	148,500	185,625	222,750	259,875	297,000
$500,000	123,750	165,000	206,250	247,500	288,750	330,000
$550,000	136,125	181,500	226,875	272,250	317,625	363,000
$600,000	148,500	198,000	247,500	297,000	346,500	396,000

      The table is based on a 1.65% pension formula. The Internal Revenue Code of 1986 (“Code”) places limitations on the benefits which may be paid from a qualified pension plan. The Company has a nonqualified Supplemental Retirement Benefit Plan (“Supplemental Plan”) providing for the payment from general funds of the benefits which would be lost by Supplemental Plan participants as a result of present or future Code or other government limitations. In fulfillment of the Company’s obligations under the Supplemental Plan accrued through December 31, 2000, amounts equal to the present value of the accrued vested benefits payable under the Supplemental Plan were paid out in a lump sum in February, 2001 to all participants, including the named executive officers. Subsequent accrued benefits will continue to be paid out annually, or more frequently, as determined by the Compensation and Organization Committee; and amounts accrued during 2001, which also reflect a change in the mortality table used for computing actuarial equivalence, were paid out in a lump sum in March, 2002 to the named executive officers as follows: Mr. Brinzo, $441,919; Mr. O’Neil, $69,764; Mr. Calfee, $150,391; Mr. Dowling, $-0-; and Ms. Bezik, $104,758.

      The compensation used to determine benefits under the Company’s pension plans is the sum of salary and bonus paid to a participant during a calendar year. Pensionable earnings for each of the Company’s named executive officers during 2001 include the amount shown for 2001 in the Salary column of the “Summary Compensation Table” on page 8, plus the amount of bonus earned in 2000 and paid in 2001, as shown in the Bonus column of the Summary Compensation Table for 2000. Pensionable earnings in 2001 for Messrs. Brinzo, O’Neil, Calfee, Dowling and Ms. Bezik were $600,000, $389,100, $327,000, $309,500 and $287,917, respectively. Messrs. Brinzo, O’Neil, Calfee, Dowling and Ms. Bezik have 32, 10, 29, 4, and 22 years, respectively, of credited service under the Company’s qualified pension plan.

AGREEMENTS AND TRANSACTIONS

      Effective January 1, 2000, the Company entered into severance agreements with named executive officers John S. Brinzo, Director, Chairman and Chief Executive Officer, Thomas J. O’Neil, President and Chief Operating Officer, William R. Calfee, Executive Vice President-Commercial, and Cynthia B. Bezik, Senior Vice President-Finance, and effective April 16, 2001, the Company entered into a severance agreement with executive officer David H. Gunning, Director and Vice Chairman (“Agreements”), which Agreements specify certain financial arrangements that the Company will provide upon the termination of such officers’ employment with the Company under certain circumstances. The Agreements are intended to ensure continuity, stability and fair treatment of such executive officers of the Company in the event of a “change in control” of the Company (as defined in the Agreements). The terms of the Agreements are automatically extended on January 1 of each year, for an additional year, unless the Company or the officer give notice, not later than September 30 of the immediately preceding year, that it or they do not want the terms extended. The terms currently expire on December 31, 2003.

      Under the Agreements, if during the 2-year period following a “change in control”, the officer is terminated by the Company without “cause”, or resigns after (i) not being maintained in his or her prior position, (ii) being reduced in duties, compensation or benefits, (iii) determining he or she is unable to carry out his or her duties and responsibilities, or (iv) being relocated without his or her consent (and also in the case of J. S. Brinzo, resigns within 30 days following the first anniversary of a “change in control”), such officer would be entitled (a) to lump sum payments of 3 years of base pay and incentive compensation, (b) to a lump sum payment of the then present value of the unfunded pension benefits that he or she would be entitled to receive 3 years after his or her termination of employment, and (c) to continue participation in medical and other welfare benefit plans for 3 years after his or her termination of employment. The Agreements also entitle the officers to vesting of all incentive pay at the greater of target or actual performance, and medical and life insurance benefit continuation for life upon retirement or following termination, unless the termination was for “cause”. In addition, the Agreements provide that the officers are eligible for reimbursement of outplacement expenses up to 15% of base pay. The Company will protect the officers against any imposition of excise tax on “excess parachute” payments under the Internal Revenue Code by providing “gross up” payments to the officers. The Agreements provide that the officers will not compete with the Company for two years following their termination of employment under the Agreements.

      None of these Agreements create employment obligations for the Company. Both before and after the occurrence of a “change in control”, the Company may terminate the employment of any of such officers for “cause”, without an obligation to pay severance compensation or benefits.

      Effective January 1, 2000, the Company implemented the Change in Control Severance Pay Plan (“Severance Plan”), the participants of which presently include named executive officer E. C. Dowling. The Severance Plan is designed to assure continuity, stability, and fair treatment of employees in key positions in the event of a “change in control” of the Company (as defined in the Severance Plan). Under the Severance Plan, if during the 2-year period following a “change in control”, in the case of a Senior Vice President, Vice President, or Secretary of the Company, a participant is terminated by the Company without “cause” or resigns after (i) not being maintained in his or her prior position, (ii) being reduced in compensation or benefits, or (iii) being relocated without consent, he or she is entitled to (a) receive a lump sum payment in the amount of 2 years of base pay and incentive compensation, (b) receive a lump sum payment of the then present value of the pension benefits that he or she would be entitled to receive 2 years after his or her termination of employment, and (c) continue participation in medical and other welfare benefit plans for 2 years after his or her termination of employment; or in the case of a Mine Manager of a Subsidiary of the Company, a participant is terminated without “cause” or resigns after (i) being reduced in compensation or benefits or (ii) being relocated without consent, he or she is entitled to (a) receive a lump sum payment in the amount of 1 year of base salary and incentive compensation, (b) receive a lump sum payment of the present value of the unfunded pension benefits that he or she would be entitled to receive 2 years after his or her termination of employment, and (c) continue participation in medical and other welfare benefit plans for 1 year after his or her termination of employment. Participants are entitled to vesting of all incentive pay at the greater of target or actual performance, and to medical and life insurance benefit continuation for life following termination, unless the termination was for “cause”. Also, participants are eligible for reimbursement of outplacement expenses up to 15% of base pay. The

Severance Plan provides that the participants will not compete with the Company for the 2 or 1 year period for which they are receiving severance pay. Individuals who would be covered by the Severance Plan, but who receive severance pay and benefits pursuant to the Agreements or another plan or agreement signed on behalf of the Company, are not entitled to benefits under the Severance Plan. All benefits payable under the Severance Plan are to be derived from the Company’s then current operating funds. None of the obligations of the Company described above exist unless a “change in control” has occurred. The Company will protect the participant against imposition of any excise tax on “excess parachute” payments under the Code by providing “gross up” payments to the participant. The termination date of the Severance Plan has been automatically extended through December 31, 2003, and will be automatically extended on January 1 of each year following, unless the Company gives notice that the termination date is not to be extended.

      The Company has two trust agreements with KeyBank National Association which relate to the Agreements and the Severance Plan. The first such trust agreement provides for the payment of the benefits arising under the Agreements, and the second trust agreement provides for reimbursement of legal fees and expenses incurred by the officers in enforcing their rights under the Agreements and by the key employees under the Severance Plan.

      The Company has indemnification agreements (“Indemnification Agreements”) with each current member of the Board of Directors. The form and execution of the Indemnification Agreements were approved by the Company’s shareholders at the Annual Meeting convened on April 29, 1987. Such Indemnification Agreements essentially provide that to the extent permitted by Ohio law, the Company will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board. In connection with the foregoing Indemnification Agreements, the Company has a trust agreement with KeyBank National Association pursuant to which the parties to the Indemnification Agreements may be reimbursed with respect to enforcing their respective rights under the Indemnification Agreements.

      In order to promote mutual appreciation of management and union interests, the Company and the United Steel Workers of America (“USWA”) reached agreement in 1996 on a process to jointly designate a member of the Board of Directors of the Company, pursuant to a general understanding between the USWA and certain Company subsidiaries reached in 1993. Such designee would be subject to annual nomination by the Company, election by vote of the shareholders, and all laws and Company policies applicable to the Board of Directors. In the event a member is jointly designated in the future, the total number of Directors will be increased to include such designee. Under the settled labor negotiations in 1999 with the USWA, the agreement was extended to July 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s Directors and officers and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, officers and 10% or greater shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company’s review of the copies of such Forms it has received, and written representations by such persons, the Company believes that all of its Directors and officers complied with all filing requirements applicable to them with respect to transactions in the Company’s equity securities during the fiscal year ended December 31, 2001.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal No. 2)

Appointment of Independent Auditors

      A proposal will be presented at the Meeting to ratify the appointment of the firm of Ernst & Young LLP as independent auditors to examine the books of account and other records of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 2002. Representatives of Ernst & Young LLP are expected to be present at the Meeting. Such representatives will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors would be considered by the Board in determining whether or not to continue the engagement of Ernst & Young LLP.

Audit Fees

      Ernst & Young LLP’s audit fees for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q filed during the year ended December 31, 2001 were $330,000.

All Other Fees

      Ernst & Young LLP’s all other fees for audit related services, principally for employee benefit plan audits, rendered during the year ended December 31, 2001 were $120,000.

      The Directors recommend a vote FOR this proposal to ratify the appointment of Ernst & Young LLP as your Company’s independent auditors.

ANNUAL REPORT

      The Company’s 2001 Annual Report to Shareholders, including financial statements, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the SEC. Additional copies of such report are available upon request. To obtain additional copies of such Annual Report please contact the Company’s Investor Relations Department at (800) 214-0739 or (216) 694-5459.

GENERAL INFORMATION

      The cost of soliciting proxies will be paid by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, telegram and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for their expenses in so doing. Officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone, telegram, or in person. Finally, the Company has retained Georgeson Shareholder Communications Inc., New York, New York, to assist in the solicitation of proxies using the means referred to above, at an anticipated cost of $10,000, plus reasonable expenses.

      Pursuant to regulations of the SEC, the material appearing under the captions “Audit Committee Report,” “Compensation Committee Report on Executive Compensation” and “Shareholder Return Performance” are not deemed to be soliciting material or to be filed with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934.

      The Common Shares represented by properly authorized proxies will be voted as specified. It is intended that the Common Shares represented by proxies on which no specification has been made will be voted FOR the election of the nominees for Director named herein or such substitute nominees as the Board of Directors may designate, FOR ratification of Ernst & Young LLP as the firm of independent auditors to examine the books of account and other records of the Company and its consolidated affiliates for the fiscal year 2002, and at the discretion of the persons named as proxies on all other matters which may properly come before the Meeting.

      At the Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Meeting. The Company intends to treat properly authorized proxies that are marked “abstain” or that are held in “street name” by brokers and are not voted on one or more particular proposals (if otherwise voted on at least one proposal) as “present” for purposes of determining whether a quorum has been achieved at the Meeting. The candidates for Directors receiving a plurality of the votes will be elected. Votes withheld in respect of the election of Directors will not be counted in determining the outcome of that vote. In respect of the proposal to ratify the appointment of the independent auditors, abstentions will be treated as votes against the proposal, and broker non-votes will be treated as having no effect on the outcome of the vote.

      If notice in writing shall be given by any shareholder to the President, a Vice President or the Secretary, not less than 48 hours before the time fixed for the holding of the Meeting, that such shareholder desires that the voting for the election of Directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election. Under cumulative voting a shareholder may cast for any one nominee as many votes as shall equal the number of Directors to be elected, multiplied by the number of his or her Common Shares. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as he or she may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of the Board of Directors’ nominees as is possible.

OTHER BUSINESS

      It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Deadline for Inclusion in Proxy Materials

      Any proposal by a shareholder of the Company intended to be presented at the year 2003 Annual Meeting of Shareholders must be received by the Company on or before November 24, 2002 to be included in the proxy materials of the Company relating to such meeting.

Discretionary Voting of Proxies

      In accordance with amendments to Rule 14a-4 under the Securities Exchange Act of 1934, if notice of a proposal by a shareholder of the Company intended to be presented at the year 2003 Annual Meeting of Shareholders is received by the Company after February 7, 2003, the persons authorized under the Company’s management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at the Company’s Annual Meeting of Shareholders to be held in year 2003.

IMPORTANT

To assure your representation and a quorum for the transaction of business at the Meeting, please sign, date and return the enclosed proxy card promptly, or appoint your proxies through the Internet or by telephone as directed on your proxy card.

CLEVELAND-CLIFFS INC

Notice of

Annual Meeting
of Shareholders
to be held on
May 14, 2002
and
Proxy Statement

COMMON SHARES P R O	Cleveland-Cliffs Inc 1100 Superior Avenue • Cleveland, Ohio 44114-2589 This proxy is solicited on behalf of the Board of Directors
X Y	The undersigned hereby appoints R. C. Cambre, R. Cucuz, J. D. Ireland III, L. L. Kanuk and J. C. Morley as Proxies, each with the power of substitution, and hereby authorizes them to represent and to vote all of Cleveland-Cliffs Inc Common Shares held of record by the undersigned on March 18, 2002, at the Annual Meeting of Shareholders to be held on May 14, 2002, or at any adjournment or adjournments thereof, as follows:

Election of Directors, Nominees:

01. J. S. Brinzo, 02. R. C. Cambre, 03. R. Cucuz, 04. D. H. Gunning, 05. J. D. Ireland III, 06. F. R. McAllister, 07. J. C. Morley, 08. S. B. Oresman, 09. A. Schwartz.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse side or to use our Internet or toll-free telephone voting system.

SEE REVERSE
SIDE

FOLD AND DETACH HERE

FOR INTERNET AND TELEPHONE PROXY INSTRUCTIONS, SEE REVERSE

[X]	Please mark your votes as in this example.	0696

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ nominees and “FOR” proposal 2.

The Board of Directors recommends a vote FOR all proposals.

1.	Election of Directors (see reverse)	FOR [ ]	WITHHELD [ ]	2.	Ratification of the appointment of Ernst & Young LLP as independent auditors	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

For, except vote withheld from the following nominee(s):

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                                                               SIGNATURE(S)                                                     DATE

FOLD AND DETACH HERE

Dear Shareholder:

Cleveland-Cliffs Inc encourages you to take advantage of convenient ways to vote your shares. You may appoint your proxies to vote your shares electronically through the Internet or via toll-free telephone, 24 hours a day, 7 days a week. Please note that all proxy appointments through the Internet or by telephone must be received by 12:00 a.m. on May 14, 2002.

To appoint your proxies electronically you must use the control number. The control number is the series of numbers printed in the box above, just below the perforation. This number must be used to access the system.

1.	To vote over the Internet:

• Log on to the Internet and go to the web site http://www.eproxyvote.com/clf

2.	To vote over the telephone:

• On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) • Outside the U.S. and Canada call 201-536-8073

Your internet or telephone authorization allows the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

If you chose to appoint your proxies electronically, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.